Multi-Housing Income REIT, Inc.
BYLAWS

ARTICLE I
OFFICES

Section 1.1  PRINCIPAL OFFICE. The principal office of
Multi-Housing Income REIT, Inc. (the "Corporation") in the
State of Maryland shall be located at such place as the board of directors of the Corporation (the "Board of Directors") may designate.

Section 1.2 	ADDITIONAL OFFICES. The Corporation may have
additional offices, including a principal executive office, and places of business at such other places, within and without the State of Maryland, or the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1 	PLACE. All meetings of stockholders shall be
held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these bylaws (the "Bylaws") and designated in the notice of the meeting.

Section 2.2 	ANNUAL MEETING. An annual meeting of
stockholders for the election of directors and the transaction of any other business that may properly come before such meeting shall be held on the date and at the time and place set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid act of the Corporation.

Section 2.3  SPECIAL MEETINGS.

2.3.1 General. The chairman of the board, the chief executive officer, the president or the Board of Directors may call a special meeting of the stockholders. Except as provided in Section 2.3.2(d), a special meeting of stockholders shall be held on the date and at the time and place set by the person or persons who called the meeting.
Subject to, and as set forth in, Section 2.3.2, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders who are entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

2.3.2	 Stockholder-Requested Special Meeting.

(a) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the
"Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder, each individual whom the stockholder proposes to nominate for election as a director and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors (or the election of each such individual, if applicable) in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange
Act"). Upon receiving the Record Date Request Notice, the
Board of Directors may fix a Request Record Date. The
Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid
Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request
Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary. The Record Date Request
Notice shall be subject to the requirements of Sections
2.11.1(b), (c) and (d).

(b)	In order for any stockholder to request a special
meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the "Special Meeting Request") signed by stockholders of record
(or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the "Special Meeting
Percentage") shall be delivered to the secretary. In addition, the Special Meeting Request shall (A) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (B) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (C) set forth (i) the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by each such stockholder, (D) be sent to the secretary by registered mail, return receipt requested and (E) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

c)	The secretary shall inform the requesting stockholders
of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation's proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (b) of this Section
2.3.2, the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(d)	Any special meeting called by the secretary upon the
request of stockholders (a "Stockholder-Requested Meeting") shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting
Request is actually received by the secretary (the
"Delivery Date"), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time in the location of the Corporation's principal executive office ("Local Time") on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (c) of this Section 2.3.2.

(e)	If written revocations of the Special Meeting Request
have been delivered to the secretary by requesting stockholders and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation's intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, then (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(f)	The chairman of the board, chief executive officer,
president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting
Request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this
Section 2.3.2(f) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(g)	For purposes of these Bylaws, "Business Day" shall
mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

Section 2.4 	NOTICE. Not less than ten nor more than 90
days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions.
The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 2.11.1 of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in such notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 2.11.3(c) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 2.5 	ORGANIZATION AND CONDUCT. Every meeting of
stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy.
The secretary or, in the secretary's absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine;
(d) limiting the time allotted to questions or comments;
(e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting, subject to applicable notice requirements, if any; and (i) complying with any state and local laws and regulations concerning safety and security.
Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.6 	QUORUM. At any meeting of stockholders, the
presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute, the charter of the Corporation (the "Charter") or these Bylaws for the vote necessary for the approval of any matter. If, however, such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a meeting that has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum

Section 2.7 	VOTING. A plurality of all the votes cast at
a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, without any right to cumulative voting. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by statute, the Charter or these
Bylaws. Unless otherwise provided in the Charter or the Bylaws or expressly required by the Maryland General Corporation Law ("MGCL"), each outstanding share of stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 2.8 PROXIES. A stockholder may cast the votes that the stockholder is entitled to cast either in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy.

Section 2.9 	VOTING OF STOCK BY CERTAIN HOLDERS. Stock of
the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, a trustee, managing member or other duly authorized officer or agent thereof, as the case may be, or a proxy appointed by any of the foregoing individuals. The Corporation may request such documentation as it deems necessary to establish the authority of any such individual to vote such stock. Any director or other fiduciary may vote stock registered in his or her name in such capacity, either in person or by proxy.
Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholder who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 2.10 INSPECTORS. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and
(v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.


Section 2.11 NOMINATIONS AND PROPOSALS BY STOCKHOLDERS.

2.11.1 Annual Meetings of Stockholders.

(a)	Nominations of individuals for election to the Board
of Directors and the proposal of other business to be considered by the stockholders may only be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors, (ii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 2.11.1 and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section
2.11.1 or (iii) to the extent required by other applicable law by the persons and subject to the applicable requirements provided for therein.

(b)	For any nomination or other business to be properly
brought before an annual meeting by a stockholder pursuant to clause (ii) of Section 2.11.1(a), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and, in the case of such other business, must otherwise be a proper matter for action by the stockholders. For the first annual meeting, a stockholder's notice shall be timely if it sets forth all information required under this Section 2.11.1 and is delivered to the secretary at the principal executive office of the Corporation not later than the close of business on the tenth day after public announcement of the date of such meeting is first made. For all subsequent annual meetings, a stockholder's notice shall be timely if it sets forth all information required under this Section
2.11.1 and is delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Local Time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Local Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder's notice as described above.

(c)	Such stockholder's notice shall set forth:

(1)	as to each individual whom the stockholder proposes to
nominate for election or reelection as a director (each, a "Proposed Nominee"), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(2)	as to any other business that the stockholder proposes
to bring before the meeting, a description of such business, the stockholder' s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(3)	as to the stockholder giving the notice, any Proposed
Nominee and any Stockholder Associated Person,

(A)	the class, series and number of all shares of stock or
other securities of the Corporation (collectively, the "Company Securities"), if any, which are owned
(beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest
(including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B)	the nominee holder for, and number of, any Company
Securities owned beneficially but not of record by such stockholder, Proposed Nominee or
Stockholder Associated Person,

(C)	whether and the extent to which such stockholder,
Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage risk or benefit of changes in the price of Company
Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (ii) to increase or decrease the voting power of such stockholder, Proposed
Nominee or Stockholder Associated Person in the Corporation disproportionately to such person's economic interest in the Company Securities, and

(D)	any substantial interest, direct or indirect
(including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated
Person, individually or in the aggregate, in the Corporation, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all holders of the same class or series;

(4)	as to the stockholder giving the notice, any
Stockholder Associated Person with an interest or ownership referred to in Sections 2.11.1(c)(2) and (3) and any Proposed Nominee,

(A)	the name and address of such stockholder, as they
appear on the Corporation's stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(B)	the investment strategy or objective, if any, of such
stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

(5)	to the extent known by the stockholder giving the
notice, the name and address of any other stockholder supporting any Proposed Nominee or the proposal of other business on the date of such stockholder's notice.

(d)	Such stockholder's notice shall, with respect to any
Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

(e)	Notwithstanding anything in Section 2.11.1 to the
contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the notice for the preceding year's annual meeting, a stockholder's notice required by this Section 2.11.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Local
Time, on the tenth day following the day on which such public announcement to stockholders is first made by the Corporation.

(f)	For purposes of this Section 2.11, "Stockholder
Associated Person" of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder
Associated Person.

2.11.2	Special Meetings of Stockholders. Only such
business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.
Nominations of individuals for election to the Board of Directors may be made at a special meeting of shareholders at which members of the Board of Directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 2.3.1 for the purpose of electing members of the Board of Directors, by any shareholder of the Corporation who is a shareholder of record both at the time of the Record Date Request Notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in Section 2.3.2. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Directors, any shareholder may nominate an individual or individuals
(as the case may be) for election as a member of the Board of Directors as specified in the Corporation's notice of meeting, if the shareholder's notice, containing the information required by Section 2.3.2 is delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder's notice as described above.

2.11.3	General.

(a)	If information submitted pursuant to this Section 2.11
by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary of the Corporation or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.11, and (B) a written update of any information submitted by the stockholder pursuant to this Section 2.11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.11.

(b)	Only such individuals who are nominated in accordance
with this Section 2.11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section
2.11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this
Section 2.11.

(c)	For purposes of these Bylaws, "public announcement"
shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business
Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Regulation A under the Securities Act of 1933, as amended, or, if applicable, the Exchange Act.

(d)	Notwithstanding the foregoing provisions of this
Section 2.11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange
Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.

Section 2.12  CONTROL SHARE ACQUISITION ACT.
Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any and all acquisitions by any persons of shares of stock of the Corporation.

Section 2.13 VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order or any stockholder shall demand that voting be by ballot or otherwise.

Section 2.14 MEETING BY CONFERENCE TELEPHONE. The Board of
Directors or chairman of the meeting may permit one or more stockholders to participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

ARTICLE III

DIRECTORS

Section 3.1 	GENERAL POWERS. The business and affairs of
the Corporation shall be managed under the direction of its Board of Directors. A member of the Board of Directors shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect members of the Board of Directors at the designated time, the members of the Board of Directors holding over shall continue to manage the business and affairs of the Corporation until their successors are elected and qualify.

Section 3.2 	NUMBER AND TENURE. The number of directors
of the Corporation shall initially be three. A majority of the entire Board of Directors may establish, increase or decrease the number of directors; provided, however, that the number thereof shall never be less than the minimum number required by the MGCL nor, except as set forth below and in the Charter, more than 15; provided, further, that the tenure of office of a director shall not be affected by any decrease in the number of directors and, following the removal of a director, the Board of Directors may reduce the number of directors to eliminate the directorship previously held by such director. Notwithstanding the foregoing, for avoidance of doubt, if the number of directors of the Corporation is decreased as of the end of the then current term of one or more directors, then any such directors who are not reelected for subsequent terms shall cease to be directors of the Corporation as of the end of the current term; provided that if the total number of directors elected for a subsequent term is less than the total number of directorships up for election, then the terms of the directors who were not reelected will continue until their successors are elected; provided further that the number of directors who were not reelected whose terms will continue as set forth above may not exceed the difference obtained by subtracting the total number of directors elected for a subsequent term from the total number of directorships up for election, and if the number of directors who were not reelected exceeds such difference, then only the terms of such directors who were nominated by the Board of Directors for reelection will continue. During any period when the holders of one or more classes or series of preferred stock of the Corporation shall have the right, voting separately or together with holders of one or more other classes or series of preferred stock of the Corporation, to elect additional directors as provided for or fixed pursuant to the Charter, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided for or fixed pursuant to the Charter, whenever the holders of any such classes or series of preferred stock of the Corporation having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors shall automatically terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 3.3 	ANNUAL AND REGULAR MEETINGS. An annual
meeting of the Board of Directors may be held immediately after and at the same place as the annual meeting of stockholders, with no notice other than this provision of the Bylaws being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.
The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 3.4 	SPECIAL MEETINGS. Special meetings of the
Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or a majority of the directors then in office.
The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 3.5 	NOTICE. Notice of any special meeting of the
Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail, with postage thereon prepaid, to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 72 hours prior to the meeting. Notice by United States mail shall be given at least seven days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be given at least three days prior to the meeting and shall be deemed to be given when deposited with or delivered to a courier properly addressed. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he or she is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 3.6 QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors; provided, however, that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice; provided, further, that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or, if greater, the other percentage of such group.
The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

Section 3.7 	VOTING. The action of a majority of the
directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a lesser or greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 3.8 	CHAIRMAN OF THE BOARD OF DIRECTORS. The
Board of Directors shall designate a chairman of the board.
The chairman of the board shall be a director and may, but need not be, an officer of the Corporation. If a chairman has not otherwise been designated, the president of the Corporation shall be the chairman of the board. The chairman of the board shall preside, when present, at all meetings of the Board of Directors. The chairman of the board shall have such other powers and shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors.

Section 3.9 	VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The
Board of Directors may designate a vice chairman of the board. The vice chairman of the board shall be a director and may, but need not be, an officer of the Corporation. In the absence of the chairman of the board, the vice chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present. The vice chairman of the board shall have such other powers and shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors.

Section 3.10 CONDUCT OF MEETINGS. All meetings of the Board of Directors shall be called to order and presided over by the chairman of the board, or, in the absence of the chairman, the vice chairman of the board, if any, or in the absence of both the chairman and vice chairman of the board, by a member of the Board of Directors selected by the members present. An individual designated by the presiding officer of the meeting or, in the absence of such appointment or appointed individual, the secretary of the Corporation or, in his or her absence, an assistant secretary of the corporation shall act as secretary at all meetings of the Board of Directors.

Section 3.11 TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.
Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 3.12 CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.

Section 3.13 RESIGNATIONS. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary. Such resignation shall take effect at the time specified therein, which may be on or after the time of receipt of the resignation, or if no time be specified, at the time of the receipt of such resignation by the Board of Directors, the chairman of the board or the secretary. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.14 VACANCIES. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Except as may be provided for or fixed pursuant to the Charter with respect to directors that the holders of one or more classes or series of preferred stock of the Corporation shall have the right to elect, and except for any rights of stockholders to fill a vacancy created by the removal of a director as may be required by statute, any and all vacancies on the Board of Directors resulting from any cause, including, without limitation (i) the death, retirement, resignation or removal of a director or (ii) an increase in the number of directors on the Board of Directors pursuant to these Bylaws may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any such director elected to fill such a vacancy shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

Section 3.15 COMPENSATION. Directors may receive compensation for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with any other service or activity they perform or engage in as directors; and nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.16 RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation or any subsidiary thereof whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person's professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 3.17 RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter.
Moreover, any action or inaction questioned in any stockholders' derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 3.18 OUTSIDE ACTIVITIES. A director who is not also an officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any director or officer of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

Section 3.19 EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this
Section 3.19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under
Article III of these Bylaws cannot readily be obtained (an
"Emergency"). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one third of the entire Board of Directors.

ARTICLE IV
COMMITTEES

Section 4.1 	NUMBER, TENURE AND QUALIFICATIONS. The Board
of Directors may appoint from among its members one or more committees, composed of one or more directors, which committees shall serve at the pleasure of the Board of Directors.

Section 4.2 	POWERS. The Board of Directors may delegate
to committees appointed under Section 4.1 any of the powers of the Board of Directors, except as prohibited by law, the Charter or these Bylaws.

Section 4.3 	MEETINGS. Notice of committee meetings shall
be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide.

Section 4.4 	TELEPHONE MEETINGS. Members of a committee
of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.5 	CONSENT BY COMMITTEES WITHOUT A MEETING. Any
action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and such consent is filed with the minutes of proceedings of such committee.

Section 4.6 VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 5.1 	GENERAL PROVISIONS. The officers of the
Corporation shall include a president, a secretary and a chief financial officer and may include a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries, one or more assistant treasurers and such other officers with such titles, powers and duties as are determined from time to time. The officers of the Corporation shall be elected or appointed by the Board of Directors or the president, except that the chief executive officer (if any) or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall hold office until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent. In the event of the absence or disability of any officer, the Board of Directors or the chief executive officer may designate another officer to act temporarily in the place of such absent or disabled officer.

Section 5.2 	REMOVAL AND RESIGNATION. Any officer or
agent of the Corporation may be removed, with or without cause, by the Board of Directors if, in their judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt, if the time when it shall become effective is not specified in the resignation, or at such later time specified therein. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation or such officer.

Section 5.3 	VACANCIES. A vacancy in any office may be
filled by the Board of Directors or the president for the balance of the term.

Section 5.4 	CHIEF EXECUTIVE OFFICER. The Board of
Directors may designate a chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.
The chief executive officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. If the Corporation has not designated a chief executive officer, the president shall be authorized to take all actions of the chief executive officer.

Section 5.5 	CHIEF OPERATING OFFICER. The Board of
Directors or chief executive officer may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 5.6 	CHIEF FINANCIAL OFFICER. The Board of
Directors or chief executive officer may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 5.7 	PRESIDENT. In the absence of a chief
executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

Section 5.8 	VICE PRESIDENTS. In the absence of the
president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president or vice president for particular areas of responsibility.

Section 5.9 	SECRETARY. The secretary shall (a) keep the
minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.

Section 5.10 TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or the chief executive officer and in general perform such other duties as from time to time may be assigned to the treasurer by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.
The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer, the president and the Board of Directors, whenever such parties may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 5.11 ASSISTANT SECRETARIES AND ASSISTANT
TREASURERS. The assistant secretaries and assistant treasurers (a) shall have the power to perform all the duties of the secretary and the treasurer, respectively, in such respective officer's absence and (b) shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.
Section 5.12 COMPENSATION. The salaries and other compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director.

ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS

Section 6.1 	CONTRACTS. The Board of Directors may
authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation if authorized or ratified, generally or specifically, by action of the Board of Directors and executed by an authorized person.

Section 6.2 	CHECKS AND DRAFTS. All checks, drafts or
other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 6.3 	DEPOSITS. All funds of the Corporation not
otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the president, the chief financial officer or any other officer designated by the Board of Directors may determine.

ARTICLE VII

STOCK

Section 7.1 	CERTIFICATES. Except as may be otherwise
provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 7.2 	TRANSFERS. All transfers of shares of stock
shall be made on the books of the Corporation, by the holder of the shares of stock, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares of stock are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares of stock shall no longer be represented by certificates. Upon the transfer of uncertificated shares of stock, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares of stock a written statement of the information required by the MGCL to be included on stock certificates.
The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share of stock or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 7.3 	REPLACEMENT CERTIFICATE. Any officer of the
Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated;
provided, however, if such shares of stock have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 7.4 	RETURN CERTIFICATES. All certificates for
shares changed or returned to the Corporation for transfer shall be marked by the secretary ''Cancelled,'' with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.

Section 7.5 	FIXING OF RECORD DATE. The Board of
Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose.
Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken. When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this
Section 7.5, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 7.6 	STOCK LEDGER. The Corporation shall maintain
at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 7.7 	FRACTIONAL STOCK; ISSUANCE OF UNITS. The
Board of Directors may authorize the Corporation to issue fractional stock or scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 9.1 	AUTHORIZATION. Dividends and other
distributions upon the stock of the Corporation may be
authorized by the Board of Directors and declared by the
Corporation, subject to the provisions of applicable law
and the Charter. Dividends and other distributions may be
paid in cash, property or stock of the Corporation, subject
to the provisions of applicable law and the Charter.
Section 9.2 	CONTINGENCIES. Before payment of any
dividends or other distributions, there may be set aside
(but there is no duty to set aside) out of any assets of the
Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X
INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 10.1 INDEMNIFICATION TO THE EXTENT PERMITTED BY
LAW.

10.1.1 The Corporation shall, to the maximum extent permitted by Maryland law as in effect from time to time, indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

10.1.2       For purposes of this Article X, each
individual entitled to indemnification and advancement of expenses as set forth in Section 10.1.1, each individual the Corporation may, with the approval of the Board of Directors, provide with indemnification and advancement of expenses is referred to as an "Indemnitee."

10.1.3       Neither the amendment nor repeal of this
Article X, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article X, shall eliminate or reduce the protection afforded by this Article X with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 10.2 INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any Indemnitee against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability.

Section 10.3 NON-EXCLUSIVE RIGHT TO INDEMNIFY; HEIRS AND
PERSONAL REPRESENTATIVES. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way the rights to which any person seeking indemnification or reimbursement of expenses may become entitled to under any bylaw, regulation, insurance agreement or otherwise. The rights to indemnification set forth in this Article X are in addition to all rights to which any Indemnitee may be entitled as a matter of law, and shall inure to the benefit of the heirs and personal representatives of each Indemnitee.

Section 10.4 NO LIMITATION. In addition to any indemnification permitted by these Bylaws, the Board of Directors shall, in its sole discretion, have the power to grant such indemnification as it deems in the interest of the Corporation to the full extent permitted by law. This
Article X shall not limit the Corporation's power to indemnify against liabilities not arising from a person's serving the Corporation as a director, officer, employee or agent.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice of any meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any such meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XII

AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 SEVERABILITY. If any provision of these Bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of these Bylaws in any jurisdiction.

Section 13.2 VOTING STOCK IN OTHER COMPANIES. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the chief executive officer, the president, a vice president, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 13.3 EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

ARTICLE XIV
EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the
Circuit Court for Baltimore City, Maryland, or, if that
Court does not have jurisdiction, the United States
District Court for the District of Maryland, Baltimore
Division, shall be the sole and exclusive forum for:

(a)	any derivative action or proceeding brought on behalf
of the Corporation;

(b)	any action asserting a claim of breach of any duty
owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation;

(c)	any action asserting a claim against the Corporation
or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL, the charter of the Corporation or these Bylaws;

(d)	any action asserting a claim against the Corporation
or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine; or

(e)	any other action asserting a claim of any nature
brought by or on behalf of any stockholder, in such stockholder's capacity as such, of the Corporation (which, for purposes of this Article XIV, shall mean any stockholder of record or any beneficial owners of stock of the Corporation either on his, her or its own behalf or on behalf of any series or class of shares of stock of the Corporation or any group of stockholders of the Corporation) against the Corporation or any director or officer or other employee of the Corporation.
As the Corporation would be irreparably harmed by any action filed in violation of this Article XIV and could not be adequately compensated by monetary damages alone, the Corporation shall be entitled to specific performance of this Article XIV and to temporary, preliminary and permanent injunctive relief to specifically enforce the terms of this Article XIV and to prevent any breaches thereof.

ARTICLE XV
NET ASSET VALUE

Section 15.1 DETERMINATION OF NET ASSET VALUE. At the end of each quarterly period, or such other period as determined by the corporation's manager ("Manager") in its sole discretion, but no less frequently than annually, beginning one year after the commencement of the initial public offering of shares of the Corporation's common stock qualified on Offering Statement No. [_______] on Form 1-A, the Manager shall calculate, subject to Board approval, the Corporation's net asset value ("NAV") using a process that reflects, among other matters, (1) estimated values of each of the Corporation's commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, discount rates, net operating income, and
(b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of the Corporation's periodic dividends and (4) estimated accruals of the Corporation's operating revenues and expenses.
In instances where the Board determines that an independent appraisal of a real estate asset is necessary, including, but not limited to, instances where the Manager is unsure of its ability on its own to accurately determine the estimated values of the
Corporation's commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, the Board may cause the Manager to engage an appraiser that has expertise in appraising commercial real estate assets, to act as its independent valuation expert. The independent valuation expert will not be responsible for, or prepare, the NAV per share. In addition, the Board may hire a third party to calculate, or assist with calculating, the NAV per share.
To the extent quantifiable, if a material event occurs in between periodic updates of
NAV that would cause the NAV per share to change by 5% or more from the last disclosed NAV, the Corporation will disclose the updated NAV per share and the reason for the change as promptly as reasonably practicable.

ARTICLE XVI
SEAL

Section 16.1 SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 16.2 AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word
"(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.